UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2017

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York	001-37660	14-1798693
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

157 Church Street		06506
New Haven, Connecticut (Address of principal executive offices)		(Zip Code)

(207) 688-6000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2017, the Board of Directors (the “Board”) of Avangrid, Inc. (the “Corporation”), upon the recommendation of the Compensation, Nominating and Corporate Governance Committee (the “Committee”) of the Board, adopted an annual cash incentive plan, entitled the Executive Annual Incentive Plan (the “Plan”), pursuant to the 2016 Omnibus Incentive Plan approved by the shareholders of the Corporation.

The Plan provides executive officers (including the “named executive officers” as defined in Item 402 of Regulation S-K under the Securities Act of 1933, as amended) and certain other key employees of the Corporation with the opportunity to earn annual incentive compensation through superior management performance and is intended to promote the future growth and success of the company and its affiliates, and enhance the linkage between employee, customer and shareholder interests.

Pursuant to the Plan, each year the Committee will establish, subject to Board approval, a target annual incentive opportunity expressed as a percentage of annual base salary for each Plan participant, which is dependent on the participant’s position and the scope of responsibilities. Performance under the Plan is measured based on corporate, business level and individual metrics, which are weighted differently for participants based on their respective roles to reflect the areas where each participant has the most significant impact on the Corporation’s results. The various threshold, target and maximum levels for each performance metric are determined on the basis of key business objectives and expected levels of achievement.

The level of achievement of the corporate metric is the same for each participant under the Plan, including the named executive officers. For 2017, the corporate metrics are net profit, net operating expenses/gross margin, total shareholder return and health and safety incidents. Business and individual metrics are approved at the beginning of each year by the Committee, specific to the participant’s business area objectives and personal functions and responsibilities. Levels of achievement of the business and individual metrics are measured against these pre-established goals and objectives. Threshold performance is obtained by achieving 80% of the target performance goal and results in 50% payout of the target award for each named executive officer. Maximum performance is obtained by achieving 120% of the target performance goal and results in 150% payout for James P Torgerson and Richard J. Nicholas, 200% payout for Robert D. Kump and Sara J. Burns and Mark S. Lynch.

The foregoing summary of the Plan is qualified in its entirety by reference to the complete text of the Plan, a copy of which is filed with this current report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Executive Annual Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.

By:	/s/ R. Scott Mahoney
Name:	R. Scott Mahoney
Title:	Senior Vice President – General Counsel, Secretary and Chief Compliance Officer

Dated: February 23, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.1	Executive Annual Incentive Plan.

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